Exhibit 99.1

IA GLOBAL SECURES EQUITY FINANCING COMMITMENT OF UP TO $5,000,000 FROM ASCENDIANT CAPITAL

SAN FRANCISCO, CA. October 5, 2009/Business Wire

IA Global Inc. (NYSE Amex US: IAO) (“IA Global” or the “Company”), a broad-based services company with a dedicated focus on the growth of existing business and expansion through mergers and acquisitions in the Pacific Rim region, announced today that it has secured a commitment from Ascendiant Capital Group, LLC, a private equity firm based in Irvine, California (“Ascendiant”), to purchase up to $5,000,000 worth of the Company’s common stock over a 24-month commitment period, provided that certain conditions (including approval by the NYSE Amex) are met.

Pursuant to its definitive agreement with Ascendiant, IA Global will have the right to determine the timing and amount of its sales of common stock under the financing arrangement, subject to certain terms and conditions. The Company will sell shares of its common stock directly to Ascendiant in private placement transactions from time to time and has agreed to file a registration statement with the Securities and Exchange Commission (the “SEC”) covering Ascendiant’s subsequent resale of such shares. Ascendiant’s commitment period will not begin, and Ascendiant will not be obligated to purchase any shares of the Company’s common stock, unless and until that registration statement is declared effective by the SEC.

Mr. Brian Hoekstra, the Company’s Chief Executive Officer, stated “This equity financing instrument will provide needed working capital to fuel our operations while providing the flexibility to manage growth opportunities as needed. Further, we are pleased with Ascendiant and the terms of this financing commitment are favorable considering the current challenging capital environment.”

In addition to those described above, Ascendiant’s commitment to purchase equity in IA Global is subject to certain other terms and conditions. For example, provided the transaction closes, the Company will be obligated to sell at least $1,000,000 worth of its common stock to Ascendiant over the 24-month commitment period. Additional details with respect to the transaction are set forth in a Current Report on Form 8-K that the Company will file with the SEC within 24 hours of the dissemination of this press release.

IA Global expects to file the registration statement described above, which will be subject to review and comment by the SEC, on or before November 13, 2009. If and when the transaction closes, the Company plans to use the capital raised through its periodic sales of common stock to Ascendiant for working capital and other general corporate purposes.

About IA Global, Inc.

IA Global is a Business Process Outsourcing (“BPO”) and financial services corporation targeting the B2B and B2C markets in the Asia Region. The Company is seeking to expand its investments in the BPO, B2B and financial services sectors. In Japan, IA Global is the 100% owner, except as disclosed, of Global Hotline, Inc., a BPO organization, which operates several major call centers providing primarily outbound telemarketing services for telecommunications and insurance companies. In the Philippines, IA Global operates as Global Hotline Philippines Inc., a BPO organization, providing inbound and outbound telemarketing services, as well as collocation facilities, to a variety of industries. In the Asia region, the Company has equity investments of 20.25% in Slate Consulting Co Ltd. and 12.6% in Taicom Securities Co. Ltd., except as disclosed.

About Ascendiant Capital Group, LLC

Established in 2001, Ascendiant provides investment capital and strategic guidance to public and private emerging growth companies. For additional information, visit www.ascendiant.com.

Further Inquiries; Contact Information

Investor Relations

IA Global, Inc.

101 California Street, Suite 2450

San Francisco, CA 94111

415-946-8828 (t)

415-946-8801 (f)

ir@iaglobalinc.com

www.iaglobalinc.com

Disclaimer Regarding Forward-Looking Statements

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: This press release contains forward-looking statements (within the meaning of Section 27a of the Securities Act of 1933 and Section 21e of the Securities Exchange Act of 1934) regarding us and our business, financial condition, results of operations and prospects. Forward-looking statements in this press release reflect the good faith judgment of our management and are based on facts and factors currently known to us. Forward-looking statements are subject to risks and uncertainties, and actual results and outcomes may differ materially from the results and outcomes discussed in the forward-looking statements as a result of either the matters set forth or incorporated in this press release generally or certain economic and business factors, some of which may be unknown to and/or beyond the control of IA Global. Specifically, we are exposed to various risks related to legal claims, our need for additional financing, our level of indebtedness, our NYSE AMEX listing, our investment in Taicom Securities Co Ltd., declining economic conditions, our Global Hotline business, our controlling shareholder groups, the sale of significant numbers of our shares and volatility in the market price of our common stock. Readers are urged not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. We do not undertake, and we expressly disclaim, any obligation to revise or update any forward-looking statements in order to reflect any event or circumstance that may arise after the date of the press release.

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